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IN8bio Reports First Quarter 2024 Financial Results and Recent Corporate Highlights

- Presented new preclinical data demonstrating proof-of-concept for non-signaling Chimeric Antigen Receptor (nsCAR) platform to effectively target cancer cells while preserving healthy tissue

- Demonstrated potential of nsCAR platform to treat previously “undruggable” solid and liquid tumor targets

- Announced peer-reviewed publication in ‘Frontiers in Immunology’ on IN8bio’s DeltEx Drug Resistant Immunotherapy (DRI) approach to newly diagnosed glioblastoma multiforme (GBM)

- Dosed first patient in autologous arm of INB-400 Phase 2 clinical trial for patients with newly diagnosed GBM

NEW YORK, May 9, 2024 -- IN8bio, Inc. (Nasdaq: INAB), a clinical-stage biopharmaceutical company developing innovative gamma-delta T cell therapies, today reported financial results for the first quarter ended March 31, 2024 and recent corporate highlights.

“We continued to make significant progress advancing our gamma-delta T cell programs in the first quarter of 2024,” said William Ho, CEO and co-founder of IN8bio. “We presented new preclinical data on our nsCAR platform at the American Association for Cancer Research (AACR) 2024 Annual Meeting demonstrating its potential to target and kill various acute myeloid leukemia (AML) cells by targeting CD33 and/or CD123, while preserving healthy bone marrow cells. These findings reinforce our technology’s ability to precisely target “undruggable” cancer targets that have historically been challenging due to on-target, off-tumor toxicity. We will provide an update from our Phase 1 study of INB-100 at the 2024 European Hematology Association (EHA) Annual Meeting in June, including patient status and survival rate data. We anticipate enrolling ten additional patients in an expansion cohort at the recommended Phase 2 dose, and could potentially submit an investigational new drug (IND) application for a Phase 2 randomized control trial this year. In addition, at the American Society of Clinical Oncology (ASCO) Annual Meeting, we will provide an update on our Phase 1 INB-200 study in GBM which generated an initial efficacy signal supporting the INB-400 trial.”

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Corporate Highlights and Recent Developments

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Presented data at AACR 2024, supporting the potential of proprietary constructs targeting CD33 and/or CD123 for in vitro evaluation against various types of leukemia, including AML and chronic myeloid leukemia (CML).
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Demonstrated significant differences between cells expressing traditional signaling chimeric antigen receptors (CARs) and those expressing nsCAR constructs, which include a reduction in activation-induced cell death with nsCAR constructs.
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Peer-reviewed publication of “Adoptive Cell Therapy for High Grade Gliomas using Simultaneous Temozolomide and Intracranial MGMT-Modified γδ T cells Following Standard Post-Resection Chemotherapy and Radiotherapy: Current Strategy and Future Directions” in Frontiers in Immunology detailing IN8bio’s DeltEx Drug Resistant Immunotherapy (DRI) as a rational therapeutic approach for newly diagnosed GBM.
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Announced first patient dosed in the Phase 2 autologous arm of INB-400 in patients with newly diagnosed GBM.

Upcoming Anticipated Pipeline Milestones and Events

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American Society of Gene & Cell Therapy (ASGCT) 2024 Annual Meeting (May 10, 2024): Upcoming oral presentation: “Healthy Donor vs Patient Manufactured Autologous DeltEx DRI Product; Immunophenotyping Gene Expression,” will unveil new data highlighting the characterization of our clinical manufactured DeltEx DRI product. The presentation will explore the impact of manufacturing on the final cell product from healthy donors and those manufactured from cancer patients, showcasing IN8bio’s robust capabilities and know-how in complex cell therapy process development and manufacturing.
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INB-100: Report updated interim results from the ongoing Phase 1 investigator-sponsored trial at the 2024 EHA Annual Meeting, held June 13-16 in Madrid, Spain. In addition, we will potentially submit an IND application for a Phase 2 registrational trial in 2024 in the AML and myelodysplastic syndrome (MDS) patient setting.
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INB-200: Report interim Phase 1 long-term follow up results in GBM at multiple medical meetings in 2024 including at the 2024 ASCO Annual Meeting.
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INB-400: Initiated patient dosing in the Phase 2 autologous arm of INB-400 in newly diagnosed GBM. IN8bio expects to treat up to a total of 40 patients in arm A at multiple sites across the United States.

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First Quarter 2024 Financial Highlights

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Research and Development (R&D) expenses: R&D expenses were $4.9 million, compared to $4.4 million for the comparable prior year period. The increase was primarily due to (i) increased personnel-related costs, including salaries and stock-based compensation due to increased headcount and (ii) direct clinical costs for INB-100, INB-200 and INB-400.

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General and administrative expenses: General and administrative expenses were $3.7 million, compared to $3.5 million for the comparable prior year period. The increase was primarily due to increased personnel-related costs, including stock-based compensation and rent, offset by cost savings related to directors’ and officers’ insurance premiums and a reduction in professional services.

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Net loss: Net loss was $8.6 million, or $0.20 per basic and diluted common share, compared to a net loss of $7.5 million, or $0.30 per basic and diluted common share, for the comparable prior year period.

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Cash position: As of March 31, 2024, the Company had cash of $13.0 million, compared to $21.3 million, as of December 31, 2023.

About IN8bio

IN8bio is a clinical-stage biopharmaceutical company developing gamma-delta T cell-based immunotherapies for cancer patients. Gamma-delta T cells are a specialized population of T cells that possess unique properties, including the ability to differentiate between healthy and diseased tissue. The company’s lead program INB-400 is in a Phase 2 trial in glioblastoma multiforme (GBM). Additional programs include Phase 1 trials in solid and hematologic tumors, including INB-200 for GBM and INB-100 for patients with hematologic malignancies undergoing transplantation. For more information about IN8bio, visit www.IN8bio.com.

Forward Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited

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to, statements regarding: IN8bio’s ability to continue advancing our gamma-delta T-cell programs; the potential of IN8bio’s proprietary nsCAR platform to selectively eliminate cancer cells while preserving healthy tissue; and IN8bio’s ability to achieve anticipated milestones, including expected presentations and data readouts from its trials, enrollment of additional patients in its clinical trials, advancement of clinical development plans and submission of INDs. IN8bio may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: risks to site initiation, clinical trial commencement, patient enrollment and follow-up, as well as IN8bio’s ability to meet anticipated deadlines and milestones, presented by public health crises as well as rising inflation and regulatory developments; uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of IN8bio’s product candidates; the risk that IN8bio may not realize the intended benefits of its DeltEx platform; availability and timing of results from preclinical studies and clinical trials; whether the outcomes of preclinical studies will be predictive of clinical trial results; whether initial or interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; the risk that trials and studies may be delayed and may not have satisfactory outcomes; potential adverse effects arising from the testing or use of IN8bio’s product candidates; expectations for regulatory approvals to conduct trials or to market products; IN8bio’s reliance on third parties, including licensors and clinical research organizations; and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, are described in greater detail in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 14, 2024, as well as in other filings IN8bio may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and IN8bio expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

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IN8BIO, INC.

CONDENSED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31,
	2024	December 31,
	(unaudited)	2023
Assets
Current assets
Cash	$13,015	$21,282
Prepaid expenses and other current assets	2,740	3,343
Total Current Assets	15,755	24,625
Non-current assets
Property and equipment, net	3,325	3,514
Construction in progress	203	182
Restricted cash	256	256
Right-of-use assets - finance leases	1,160	1,364
Right-of-use assets - operating leases	4,530	3,513
Other non-current assets	320	255
Total Non-Current Assets	9,794	9,084
Total Assets	$25,549	$33,709
Liabilities and Stockholders' Equity
Liabilities
Current liabilities
Accounts payable	$1,413	$924
Accrued expenses and other current liabilities	895	2,955
Short-term finance lease liability	680	694
Short-term operating lease liability	856	820
Total Current Liabilities	3,844	5,393
Long-term finance lease liability	351	525
Long-term operating lease liability	3,828	2,854
Total Non-Current Liabilities	4,179	3,379
Total Liabilities	8,023	8,772
Stockholders' Equity
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized at March 31, 2024 and December 31, 2023, respectively. No shares issued and outstanding	—	—
Common stock, par value $0.0001 per share; 490,000,000 shares authorized at March 31, 2024 and December 31, 2023; 43,287,325 shares issued and outstanding at March 31, 2024 and December 31, 2023	4	4
Additional paid-in capital	117,303	116,152
Accumulated deficit	(99,781)	(91,219)
Total Stockholders' Equity	17,526	24,937
Total Liabilities and Stockholders' Equity	$25,549	$33,709

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IN8BIO, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Operating expenses:
Research and development	$4,903	$4,385
General and administrative	3,742	3,470
Total operating expenses	8,645	7,855
Interest income	83	—
Other income	—	330
Loss from operations	(8,562)	(7,525)
Net loss	$(8,562)	$(7,525)
Net loss per share – basic and diluted	$(0.20)	$(0.30)
Weighted-average number of shares used in computing net loss per common share, basic and diluted	43,287,325	24,732,580

Corporate Contact:

IN8bio, Inc.

Glenn Schulman, PharmD, MPH

203.494.7411

gdschulman@IN8bio.com

Investors

Meru Advisors

Lee M. Stern

lstern@meruadvisors.com

Media Contact

Kimberly Ha

KKH Advisors

917.291.5744

kimberly.ha@kkhadvisors.com